UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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HealthWarehouse.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

HEALTHWAREHOUSE.COM, INC.

7107 Industrial Road

Florence, Kentucky 41042

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 15, 2013

To Our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of HealthWarehouse.com, Inc. (the “Company” or “HealthWarehouse”). The Annual Meeting will be held at our principal executive offices located at 7107 Industrial Road, Florence, Kentucky 41042 on Thursday, August 15, 2013 at 11:00 a.m. (EDT), for the following purposes, as more fully described in the accompanying proxy statement:

1.          To elect four directors — (i) Lalit Dhadphale, (ii) Youssef Bennani, (iii) Joseph Savarino and (iv) Ambassador Ned L. Siegel — to serve for a one-year term until the 2014 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.          To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3.          To adopt a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement;

4.          To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

5.          To transact such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company has approved the foregoing proposals and recommends that you vote “FOR” each of the director nominees and “FOR” each of the other proposals. Whether or not you are personally able to attend the meeting, please complete, sign and date the enclosed WHITE proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

The Board has fixed the close of business on July 1, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Shares of common stock of the Company and shares of the Series B and Series C preferred stock of the Company may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

The Board intends to nominate for election as directors the four persons named in Proposal No. 1 in the proxy statement accompanying this Notice, all of whom are currently serving as directors of the Company. We believe that the Board’s director nominees have the independence, experience, knowledge and commitment to deliver value for the Company and its stockholders.

The Board cordially invites you to attend the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m. (EDT) and check-in will begin at 10:30 a.m. (EDT). Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals.

If you have any questions or need help voting your shares, please call our proxy solicitor, AST Phoenix Advisors toll-free at 1-877-478-5038. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

By order of the Board of Directors,

/s/ Lalit Dhadphale
Lalit Dhadphale President and Chief Executive Officer and Principal Financial Officer

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card, or need additional assistance, please contact the firm
assisting us in the solicitation of proxies:

AST Phoenix Advisors
6201 15th Avenue, 3rd Floor

Brooklyn, NY 11219

For shareholder questions: 1-877-478-5038.
For banks and brokers: 1-212-493-3910.

We urge you NOT to sign any Gold proxy card sent to you by HWH Lending, LLC and Milfam I L.P., and their affiliates, including Karen Singer and Lloyd I. Miller. If you have already done so, you have the legal right to change your vote by using the enclosed WHITE proxy card, as only the latest-dated proxy card counts.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF IT IS MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

We are mailing the proxy statement and the accompanying proxy to our stockholders on or about July __, 2013.

HEALTHWAREHOUSE.COM, INC.

PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

General

The accompanying proxy is solicited by the Board of Directors of HealthWarehouse.com, Inc. to be voted at the 2013 Annual Meeting of Stockholders to be held on August 15, 2013 at 11:00 a.m. (EDT) at the offices of HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042. References in this proxy statement to the terms “we,” “our,” “us,” “HealthWarehouse” and the “Company” each refer to HealthWarehouse.com, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement and the enclosed proxy card; the term “holders” when referring to holders of our common stock or preferred stock entitled to vote at the Annual Meeting means holders of record as of the close of business on July 1, 2013; and the terms “Annual Meeting” and “meeting” mean our 2013 Annual Meeting of Stockholders, including any postponements or adjournments thereof. This proxy statement and accompanying proxy are being mailed to stockholders on or about July __, 2013, for the following purposes:

1.          To elect (i) Lalit Dhadphale, (ii) Youssef Bennani, (iii) Joseph Savarino and (iv) Ambassador Ned L. Siegel to hold office until the 2014 Annual Meeting or until their respective successors are duly elected and qualified.

2.          To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2013.

3.          To adopt a non-binding advisory resolution to approve the compensation of our named executive officers.

4.          To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

5.          To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Our Board of Directors urges you to vote FOR ALL of the following nominees for director:

Lalit Dhadphale

Youssef Bennani

Joseph Savarino

Ambassador Ned L. Siegel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 15, 2013. This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2012, once completed, as well as driving directions to the Annual Meeting are expected to be available on our website at www.healthwarehouse.com under the tab “_________________.”

Record Date, Quorum, Voting

Holders of record of our shares of common and preferred stock at the close of business on July 1, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On July 1, 2013, 26,050,960 shares of common stock, 422,315 shares of Series B preferred stock and 10,000 shares of Series C preferred stock were issued and outstanding. Each share of common stock is entitled to one vote on each of the proposals being submitted to stockholders, each share of Series B preferred stock is entitled to 8.22 votes on each of the proposals being submitted to stockholders, and each share of Series C preferred stock is entitled to one vote on each of the proposals being submitted to stockholders. The number of votes held by all holders of the outstanding common stock and Series B and Series C preferred stock and entitled to vote at the Annual Meeting aggregate 29,532,389 votes.

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The presence, in person or by proxy, of the holders of a majority of the total number of votes represented by the issued and outstanding shares of common stock and preferred stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the four (4) nominees receiving the most votes will be elected. Only votes cast FOR a nominee will be counted. If you return the enclosed WHITE proxy card, unless indicated otherwise thereon, your shares will be voted FOR ALL of the four (4) nominees named in Proposal No. 1 in this proxy statement. Instructions on the accompanying WHITE proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will also result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees. Stockholders have no right to cumulate votes in the election of directors.

Proposals No. 2 and No. 3 require the affirmative vote of holders of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes are not considered to be votes cast on a proposal, and as a result, have no effect on the outcome of the vote.

Proposal No. 4 seeks an advisory vote from the Company’s stockholders on the frequency of the advisory vote on executive compensation. The choices are every year, every other year, or every third year. A plurality of votes cast on this proposal will determine the frequency selected by stockholders. Our Board recommends that you select one year as the frequency for the advisory vote on executive compensation. If you submit your proxy card but fail to select a preference, your shares will be treated as though you chose a frequency of one year on this proposal.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Shares Held in Street Name

If your shares are held by a broker, bank, trustee or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with this Proxy Statement. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters. As a result, if you do not provide your brokers or nominees with voting instructions on these non-routine matters your shares will not be voted on these proposals.

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Voting Matters

Holders of record of our common stock as of the close of business on July 1, 2013 are entitled to cast one vote per share of common stock on each matter presented for consideration by the stockholders at the Annual Meeting. Holders of record of our Series B preferred stock as of the close of business on July 1, 2013 are entitled to cast 8.22 votes per each share of Series B preferred stock on each matter presented for consideration by the stockholders, and holders of record of our Series C preferred stock as of the close of business on July 1, 2013 are entitled to cast one vote per share on each matter presented for consideration by the stockholders at the Annual Meeting. A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

We urge you to mark, date, sign and return the enclosed WHITE proxy card as promptly as possible in the postage-prepaid envelope provided. Your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the meeting. If you sign and return your WHITE proxy card but do not give voting instructions, your shares will be voted (1) FOR ALL of the four (4) nominees named in Proposal No. 1 in this proxy statement; (2) FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2013; (3) FOR approval of a non-binding advisory resolution on the compensation of our named executive officers; (4) FOR approval of the frequency of the advisory vote on executive compensation to be annually; and (5) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Number of Directors

The Certificate of Designations for our Series B preferred stock provides that for so long as any shares of such preferred stock are outstanding, the Board shall consist of five members, with the holders of the Series B preferred stock, voting as a separate class, entitled to elect one member. The Board is responsible for identifying and selecting potential candidates for the remaining four seats on our Board, and the Board believes that its four nominees have a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our director nominees has a strong professional reputation and has shown a dedication to his or her profession and community.

The holders of the Series B preferred stock did not submit any nominees to the Board to fill the Series B seat on the Board in connection with the Annual meeting.

Other Stockholder Nominees

HWH Lending, LLC (“HWH Lending”) and Milfam I L.P. (“Milfam”), and their affiliates, including Karen Singer and Lloyd I. Miller, III, provided a notice dated May 22, 2013 to the Company of their intention to nominate their own slate of three (3) nominees for election as directors at the Annual Meeting and solicit proxies for use at the Annual Meeting to vote in favor of their own slate. HWH Lending and Milfam each own 189,796 shares of the outstanding Series B preferred stock, and together they own 89.9% of the 422,315 outstanding shares of Series B preferred stock. While HWH Lending and Milfam are able by written consent to fill the Series B seat on the Board by themselves, they indicated that each of their three current nominees are intended to fill other seats on the Board and that they intend to appoint an as yet unspecified fourth person to fill the Series B seat on the Board. Your Board believes that HWH Lending and Milfam are seeking to acquire control of the Company without paying any control premium to the common stockholders of the Company! While they are not required by law to pay a control premium, your Board believes that it is appropriate for anyone seeking control of your Company to pay a control premium to the common stockholders.

The HWH Lending and Milfam nominees are NOT endorsed by the Board of Directors. You may receive proxy solicitation materials from HWH Lending or Milfam or other persons or entities affiliated with them, including a proxy card. We urge stockholders NOT to use any proxy card that you may receive from HWH Lending or Milfam. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY HWH LENDING OR MILFAM. If you have already voted using a proxy card sent to you by HWH Lending or Milfam, you can revoke it by executing and delivering the enclosed WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.

The Board urges the common stockholders to use the WHITE proxy card and vote FOR ALL of our nominees for director.

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OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY HWH LENDING OR MILFAM.

We are not responsible for the accuracy of any information provided by or relating to HWH Lending or Milfam contained in any proxy solicitation materials filed or disseminated by, or on behalf of, HWH Lending or Milfam or any other statements that HWH Lending or Milfam may otherwise make. HWH Lending and Milfam choose which stockholders receive their proxy solicitation materials.

Your Board of Directors believes that the election of the three persons nominated by HWH Lending and Milfam is not in the best interests of the Company’s common stockholders for the following reasons:

•	WE BELIEVE HWH LENDING AND MILFAM ARE SEEKING TO ACQUIRE CONTROL OF THE COMPANY WITHOUT PAYING ANY CONTROL PREMIUM TO OUR COMMON STOCKHOLDERS. As noted above, HWH Lending and Milfam own a majority of the outstanding Series B preferred stock and are able by themselves to appoint one director to the Board. However, HWH Lending and Milfam are seeking to acquire control of four of the five Board seats so that they can control the Company following the Annual Meeting. Your Board believes it is appropriate for the preferred stockholders to have one seat on the Board, but that it is not appropriate for the preferred stockholders to acquire control of the Company to the detriment of the Company’s common stockholders.

•	WE BELIEVE HWH LENDING’S AND MILFAM’S ACTIONS HAVE NOT BEEN IN THE BEST INTERESTS OF THE COMPANY. HWH Lending and Milfam tried to force a sale of certain of the Company’s assets under Article 9 of the New York Uniform Commercial Code and put the Company into involuntary bankruptcy and gain control of the Company’s assets at the expense of the common stockholders.

•	WE BELIEVE HWH LENDING’S AND MILFAM’S ACTIONS SHOW HOSTILE, AGGRESSIVE INTENT. HWH Lending and Milfam filed an unsuccessful and costly lawsuit attempting to force the Company to hold its Annual Meeting of stockholders in early 2013. At the time the lawsuit against the Company was filed, HWH Lending and Milfam were aware that the Company would not be releasing its 2012 financial results until it completed its annual financial audit. In addition, after the Board of Directors formed a special committee in April 2013 to investigate several shareholder demand letters, including one containing allegations against the Series B director selected by HWH Lending and Milfam, HWH Lending filed a shareholder derivative lawsuit on May 7, alleging that three current directors of the Company breached their fiduciary duties. We believe HWH Lending’s request for a premature holding of the Annual Meeting and the filing of the shareholder derivative lawsuit were attempts to oust the Company’s current management and directors before the audited 2012 financial results, the annual report and the report of the special committee are made available to stockholders.

•	WE BELIEVE HWH LENDING’S AND MILFAM’S NOMINEES HAVE LIMITED PHARMACY EXPERIENCE. HWH Lending and Milfam have submitted nominations for three individuals in opposition to the Company’s Board. Two of their three nominees have no experience operating or managing a pharmacy and healthcare e-commerce company like HealthWarehouse. Based on the nominating materials submitted by HWH Lending and Milfam, Mr. Robert M. Pons and Mr. Alan B. Howe have no pharmacy or healthcare experience. In contrast, three of the Company’s current director nominees have significant experience in managing and operating a pharmacy and e-commerce company from their prior experience and board service.

The sole member of HWH Lending is the Singer Children’s Management Trust, of which Karen Singer is a representative. Ms. Singer has or had a marital relationship with Gary A. Singer, who is a convicted felon who has a lifetime ban from serving as a director or an officer of any public company. Mr. Singer has been the primary person the Company’s representatives have dealt with regarding securing loans from HWH Lending, which has acted in concert with Milfam in these loan transactions.

Mr. Matthew Stecker, who currently represents the Series B preferred stockholders on the Board, as of the date of this proxy statement, is the CEO of LiveWire Mobile, Inc., and Mr. Robert M. Pons is the Chairman of LiveWire Mobile, Inc. Mr. Stecker has represented to the Company’s Board of Directors that Messrs. Gary Singer (a convicted felon) and Lloyd Miller of Milfam own 49% of the equity of LiveWire Mobile, Inc. and that with debt and full dilution the ownership of Messrs. Singer and Miller could be 90% of LiveWire Mobile.

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Reference is also made to “Other Matters – Complaints Filed by HWH Lending and Milfam” with respect to other adverse actions taken by HWH Lending and Milfam.

Inspector of Elections

We have engaged American Stock Transfer to serve as the tabulator of votes and an independent representative of American Stock Transfer to serve as the Inspector of Election at the Annual Meeting.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

Multiple Proxy Cards

Many stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that ALL of your shares are represented at the Annual Meeting, we recommend that you VOTE EVERY WHITE PROXY CARD YOU RECEIVE.

Additionally, if HWH Lending or Milfam proceed with their alternative nominations, you may receive proxy solicitation materials from HWH Lending and/or Milfam. Your Board of Directors recommends you disregard any proxy card you receive from HWH Lending or Milfam. If you have already voted using HWH Lending’s or Milfam’s proxy card, you have every right to change your vote by executing the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against any HWH Lending or Milfam nominee using HWH Lending’s or Milfam’s proxy card, your vote will not be counted as a vote for the Board of Directors’ nominees and will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. IF YOU WISH TO VOTE PURSUANT TO THE RECOMMENDATIONS OF THE BOARD, YOU SHOULD DISREGARD ANY PROXY CARD THAT YOU RECEIVE OTHER THAN THE WHITE PROXY CARD.

Voting Instructions

If you are a stockholder of record, you can vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised with regard to any matter (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) by executing and delivering to the Secretary, prior to the date of the Annual Meeting, a proxy dated as of a later date than a previously executed and delivered proxy, or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

If you have previously signed any proxy card sent to you by HWH Lending or Milfam, you may change your vote by signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope. Please note that submitting a HWH Lending or Milfam proxy card – even if you vote in protest against the HWH Lending or Milfam nominees – will revoke any votes you previously made via the Company’s WHITE proxy card.

Voting Results

We expect to announce preliminary voting results at the Annual Meeting. We will report the final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Our Amended and Restated Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and President and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of the Company. Currently, Mr. Dhadphale serves as both Chairman of the Board of Directors and President and Chief Executive Officer. Our Board has determined that this structure is the most effective leadership structure for the Company at this time. The Board believes that Mr. Dhadphale is the director best situated to identify strategic opportunities and focus the activities of the Board due to his commitment to the business and his company-specific experience. The Board also believes that the combined roles held by Mr. Dhadphale promotes effective execution of strategic imperatives and facilitates information flow between management and the Board.

Director Independence

The Board has determined that our current directors Messrs. Bennani, Savarino and Siegel, who have been nominated for election at the Annual Meeting, satisfy the current “independent director” standards established by the rules of The Nasdaq Stock Market, Inc. There are no family relationships among any of our directors or executive officers. Mr. Dhadphale, our Chairman of the Board, is not an “independent director” as he is our President and Chief Executive Officer.

Board Attendance

In 2012, our Board held 18 board meetings. All directors attended at least 75% of the aggregate number of Board meetings held and meetings held by all committees of the Board on which the director served.

Executive Sessions

Executive sessions of our independent directors are held periodically as necessary. The Board’s policy is to hold executive sessions without the presence of management.

Board Committees

Our Board has two standing committees: the Audit Committee and the Compensation Committee. From time to time, our Board may also appoint committees for special purposes.

Audit Committee. Our Audit Committee consists of Youssef Bennani (Chair). The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangement and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. Our Board has determined that the member of the Audit Committee meets the independence requirements of the SEC. Our Board has also determined that Youssef Bennani qualifies as an “audit committee financial expert,” as defined in SEC rules. Mr. Bennani, on behalf of the Audit Committee, met with the Company’s independent auditors three times in 2012 on a formal basis in addition to a number of informal meetings throughout the year.

Compensation Committee. Our Compensation Committee consists of Matthew Stecker and Joseph Savarino. The functions of the Compensation Committee include recommending to the full Board of Directors the compensation to be offered to our executive officers and the compensation to be offered to our directors. The Compensation Committee was established in 2012 and did not have any meetings during 2012.

Nominating Committee. The entire Board of Directors acts as a nominating committee and nominates persons to serve as directors of the Company.

Board Oversight of Risk

The Board maintains oversight responsibility for the management of the Company’s risks and closely monitors the information it receives from management to provide oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate levels of risk taking within the business.

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The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

The Audit Committee oversees the integrity of our financial statements, risks related to our financial reporting process and internal controls, the independent auditors’ qualifications, independence and performance and the Company’s corporate finance matters. The role of the Audit Committee includes receiving, at least annually, a discussion of the major risk exposures identified by senior management, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.

Our Compensation Committee is to be responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Compensation Committee will be to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its stockholders.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Director Compensation

We compensate non-management directors primarily through stock option or restricted stock grants under our stock option plans. We generally grant non-management directors options to purchase 30,000 shares upon their initial election to the board, and options to purchase 15,000 shares on an annual basis for serving on the board. The Board of Directors granted Ambassador Siegel options to purchase 100,000 shares upon his initial election to the board in June 2013, and the Board of Directors expressed its intention to review director compensation in the future. Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees on which they may serve.

Director Compensation Table

The table below summarizes the compensation we paid to non-management directors for the fiscal year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($) (3)	Option Awards ($) (4)	Total ($)

Joseph Savarino (1)	—	97,757	97,757
Youssef Bennani (1)	93,800	97,757	191.557
John C. Backus (1)(2)	—	97,757	97,757
Matthew Stecker (1)	—	97,757	97,757

(1)	In connection with his annual service on our Board, on March 30, 2012 we granted options to purchase 15,000 shares of our common stock at an exercise price of $6.99 per share, and with a term of ten years. The options vest 33⅓% on each of March 30, 2013, March 30, 2014 and March 30, 2015. At December 31, 2012, Messrs. Savarino, Bennani, Backus and Stecker held options to purchase 45,000, 180,000, 45,000 and 45,000 shares of common stock, respectively.

(2)	Mr. Backus resigned as a director effective April 29, 2013 and his option award terminated as a result.

(3)	Mr. Bennani was paid $93,800 for general financial and business consulting.

(4)	The amounts in the “Option Awards” column reflect the dollar aggregate grant date fair value computed in accordance with ASC Topic 718.

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Director Attendance at Annual Meeting

The Annual Meeting provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the meeting. We encourage our directors to attend our Annual Meeting.

Identification and Evaluation of Director Nominees

The Certificate of Designations for our Series B preferred stock provides that for so long as any shares of such preferred stock are outstanding, the Board shall consist of five members, with the holders of the Series B preferred stock, voting as a separate class, entitled to elect one member. The Board is responsible for identifying and selecting potential candidates for the remaining four seats on our Board. Our Board reviews the credentials of proposed members of the Board, either in connection with filling vacancies or the election of directors at each meeting of stockholders. The Board uses a variety of methods for identifying and evaluating director nominees. The Board plans to regularly assess the composition of the Board, the needs of the Board and the respective Board committees, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Board through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Board or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Board deems appropriate, including the use of third parties to review candidates.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide relevant experience, knowledge and abilities that will allow our Board and its committees to fulfill their respective responsibilities. In addition, the Board will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director nominees.

We believe that each of the Board’s nominees are individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our director nominees has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our director nominees’ diversity of backgrounds and experiences, which include business, finance, technology, healthcare and executive management, results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties.

The Board believes that each of its director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competence in areas of importance to our Company. Under “Proposal One – Election of Directors,” we provide an overview of the principal occupation and business experience of each of our director nominees, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Stockholder Nominees

In nominating candidates for election as a director, the Board will consider candidates recommended by stockholders who satisfy the notice, information and consent provisions set forth in our Amended and Restated Bylaws. Stockholders who wish to recommend a candidate may do so by writing to the Board of Directors in care of the Corporate Secretary, at HealthWarehouse.com, 7107 Industrial Road, Florence, Kentucky 41042. The Board will use will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A copy of our Amended and Restated Bylaws may be obtained by any stockholder upon request to our Corporate Secretary or through the SEC’s website at www.sec.gov.

Communications with Directors

The Board desires that the views of stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at 7107 Industrial Road, Florence, Kentucky 41042, Attention: Corporate Secretary. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our examination of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2012, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the following exceptions:

Youssef Bennani, a director of the Company, failed to file one Form 4 on a timely basis reporting his acquisition during 2012 of options to purchase shares of the Company’s common stock.

Joseph Savarino, a director of the Company, failed to file one Form 4 on a timely basis reporting his acquisition during 2012 of options to purchase shares of the Company’s common stock.

Matthew Stecker, a director of the Company, failed to file one Form 4 on a timely basis reporting his acquisition during 2012 of options to purchase shares of the Company’s common stock.

Cape Bear Partners, LLC, a more than 10% stockholder of the Company during 2012, failed to file one Form 4 on a timely basis reporting its sale during 2012 of shares of the Company’s common stock. In addition, Cape Bear Partners, LLC, failed to file one Form 4 on a timely basis reporting its indirect purchase during 2012 of shares of the Company’s common stock.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors

Our Amended and Restated Certificate of Incorporation provides that each director shall be elected at each annual meeting of stockholders for a term of one year. Our Board currently consists of the following five directors: Lalit Dhadphale, Youssef Bennani, Joseph Savarino, Matthew Stecker and Ambassador Ned L. Siegel, each of whose terms expire at this meeting. Matthew Stecker informed the Company that he will not stand for election on the Company’s proposed slate of director candidates and that he will be vacating his Board position as the director appointee of the Series B Preferred Stockholders. John C. Backus resigned as a director on April 29, 2013. Ambassador Siegel was appointed as a director on June 14, 2013 to fill the vacancy created by the resignation of Mr. Backus.

The total number of directors eligible to be elected at the 2013Annual Meeting is four (4), with the directors to be elected by a plurality of the votes cast by holders of shares of our common stock and our Series B and Series C preferred stock, voting together as a single class. With respect to the foregoing vote, the common stock and the Series C preferred stock is entitled to one vote per share, and the Series B preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series B preferred stock could be converted immediately after the close of business on the record date fixed for the Annual Meeting. In addition, under the Certificate of Designation designating the rights and privileges of the Company’s Series B preferred stock, the holders of the Company’s Series B preferred stock have the right to designate or elect one of the Company’s directors (the “Series B Director”). As a result, one (1) director may be nominated and elected by the holders of the Series B preferred stock, voting as a separate series, if a Series B Director is properly nominated by such holders in connection with the Annual Meeting. No Series B Director was properly nominated by the Series B preferred stockholders in connection with the Annual Meeting.

Director Nominees

The Board, serving as a nominating committee, nominated the following four people, all of whom are current directors, for election as directors: (i) Lalit Dhadphale, (ii) Youssef Bennani, (iii) Joseph Savarino and (iv) Ambassador Ned L. Siegel. If elected, these nominees will hold office as directors until our 2014 Annual Meeting and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

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No Series B Director was nominated by the Series B preferred stockholders in connection with the Annual Meeting. Therefore, no director nominee of the Series B preferred stockholders is included in this proxy statement. The Series B Preferred Stockholders are entitled to elect a Series B Director at each meeting or pursuant to written consent of the Company’s Series B preferred stockholders for the election of directors.

Biographical Information of Directors and Director Nominees

The names of each member of the Board and nominee for director, where indicated, their ages as of July 1, 2013, length of service on the Board and certain biographical information is as follows:

Lalit Dhadphale. Mr. Dhadphale, age 41, has served as one of our directors since the Company’s inception and as Chairman of the Board since May 2009. Lalit Dhadphale co-founded HealthWarehouse.com in August 2007 and launched the Company's prescription drug business in 2008. He has been President and CEO of the Company since its inception. The Company has grown from a start-up business to publicly traded on the OTC Bulletin Board (Ticker: HEWA), servicing more than 350,000 customers and shipping more than 150,000 prescriptions in 2012.  The Company has acquired 50 state licenses to sell prescription medications and is 1 of only 35 VIPPS (Verified Internet Pharmacy Practice Sites) accredited pharmacies in the U.S.  HealthWarehouse.com is also a 2009, 2010 and 2011 winner of the BizRate Circle of Excellence Award for outstanding customer service and satisfaction. Earlier in his career, Lalit founded Zengine, Inc. serving as Vice President of Product Development, Chief International Officer and later as Chief Operating Officer of Zengine, Inc. from founding in 1999 through its sale in 2002. Under his day-to-day leadership, Zengine grew from start-up to $30+ million in annualized sales, achieving profitability in its second quarter as a public company in the first quarter of 2001. Prior to co-founding Zengine, Mr. Dhadphale was a co-founder of Excite Japan, where he was involved with product development, internationalization and localization of web sites and Internet products. He produced the launch of both Excite Japan and Netscape Netcenter Japan. Prior thereto, Mr. Dhadphale was International Business Development Manager for CNET, securing relationships throughout Asia and the Pacific Rim. Mr. Dhadphale received his BA degree from the University of Michigan, Ann Arbor in Japanese Language & Literature and Asian Studies. Mr. Dhadphale brings to the board his executive experience in product development, web site design and internet products.

Youssef Bennani . Mr. Bennani, age 47, has served as one of our directors since November 2009 and is Chair of the Audit Committee. Through January 30, 2012, Mr. Bennani was a Senior Managing Director in Kaufman Bros., L.P.’s Investment Banking department which he joined in 1995.  His responsibilities range from public and private financing transactions to general financial advisory for mergers and acquisition, restructuring, acquisition financing and recapitalization.  Prior to joining Kaufman Bros., L.P., Mr. Bennani was an investment banker at Barington Capital, L.P., whose primary industry focus was technology. Mr. Bennani received his MBA in international finance from New York University’s Stern School of Business. He also received his Masters in computer science as well as a BS in mathematics and physics from the University of Pierre and Marie Curie in Paris. In addition to the international and investment banking experiences, Mr. Bennani brings a depth of knowledge of finance that permits him to qualify as the “financial expert” on the Board of Directors.

Joseph Savarino. Mr. Savarino, age 43, has served as one of our directors since December 2010. Since June 2010, Mr. Savarino has been a director of Carpeturn.com, Inc., a company he co-founded and which provides flooring materials and services to the multi-family housing industry. Mr. Savarino was engaged in select internet and e-commerce consulting projects during 2002 through June 2010, and has prior experience in management, sales, business development and market research. Mr. Savarino was the President and Chief Executive Officer of Zengine, Inc. from 1998 until its sale in 2002. Zengine was a public company that provided sell-side e-commerce software and services to customers in the United States and Japan. As a co-founder and director of Zengine and Carpeturn.com, Mr. Savarino provides the Board with entrepreneurial background and e-commerce experience.

Ambassador Ned L. Siegel. Ambassador Siegel, age 61, has served as one of our directors since June 14, 2013. Ambassador Siegel has been the President of the Siegel Group, Inc. since September 1997. Ambassador Siegel has been a Managing Member of the Siegel Consulting Group, LLC since November 2009. He was the Ambassador of the United States of America to the Commonwealth of The Bahamas from October 2007 to January 2009. He also served as a representative of the US in the United Nations, where he served in New York from September 2006 to January 2007, under Ambassador John R. Bolton as a Senior Advisor to the U.S. Mission to the 61st Session of the United Nations General Assembly. During his fifteen-month tenure as Ambassador, he served as Chief of Mission responsible for all operations of Embassy Nassau. Ambassador Siegel served as the Chairman of The Siegel Group Inc. since January 2009. He has served as Vice Chairman and a director of Alternative Fuels Americas, Inc. since January 18, 2011. He has been a Director of PositiveID Corporation since February 2, 2011. He served as a member of the OPIC Board of Directors until September 2007. From January 2003 to October 2007, Ambassador Siegel was a Member of the Board of Directors of the Overseas Private Investment Corporation. From 2003 to 2007, he served as a Member of the Board of Directors of the Caswell-Massey Company, Ltd. In 2003, he was honored by President George W. Bush. In May 2009, he was presented with the United States Coast Guard Meritorious Public Service Award. Ambassador Siegel received a bachelor of arts degree from the University of Connecticut in 1973 and a Juris Doctorate from the Dickinson School of Law in 1976. Ambassador Siegel brings to the board extensive experience and contacts with government agencies.

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The above information regarding the business experience of our director nominees is as of July 1, 2013. In addition to the information regarding our director nominees and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Our Board believes that re-electing four of our incumbent directors helps to promote stability and continuity. Our Board expects that each of its director nominees will continue to make substantial contributions to the Company by virtue of his familiarity with, and insight into, the Company’s business and affairs accumulated during their tenure.

All of the Board’s nominees have indicated a willingness to serve or continue serving as directors if elected, and the Company has no reason to believe that any nominee will be unavailable to serve. Each nominee has consented to being named in the proxy statement and has agreed to serve if elected. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other persons the Board may nominate.

Matthew Stecker. Mr. Stecker, age 43, has been a member of our board of directors since December 2010. Since 2009 through the present, Mr. Stecker has served as the CEO and President of Livewire Mobile, a leading provider of managed personalization services for mobile operators. From 2005-2009, Mr. Stecker was Principal and Vice President of The Management Network Group. Under the Certificate of Designation designating the rights and privileges of the Company’s Series B preferred stock, the holders of the Company’s Series B preferred stock have the right to designate or elect one of the Company’s directors (the “Series B Director”). The holders of a majority of the Company’s outstanding Series B preferred stock have previously designated Mr. Stecker as the Series B Director. Mr. Stecker informed the Company that he will not stand for election on the Company’s proposed slate of director candidates and that he will be vacating his Board position as the director appointee of the Series B preferred stockholders. Mr. Stecker was not determined to be an independent director by the Board.

Director Independence

The Board has determined that all of our director nominees, except for Lalit Dhadphale, our President and Chief Executive Officer, satisfy the current “independent director” standards established by the rules of The Nasdaq Stock Market, Inc.

Family Relationships

There are no family relationships between any of our officers and directors.

Vote Required and Board Recommendations

The directors will be elected by a plurality of the votes, which means the four (4) nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal. Stockholders have no right to cumulate votes in the election of directors.

The shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned four (4) nominees, unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED WHITE PROXY CARD).

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PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Marcum LLP as the independent registered public accounting firm to perform the audit of the Company’s financial statements for the year ending December 31, 2013. Marcum LLP has audited the Company’s financial statements since May 2009.

The Board is asking the stockholders to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2013. Although not required by law or the Company’s Amended and Restated Bylaws, the Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent auditor. The Audit Committee understands the need for Marcum LLP to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee understands that Marcum LLP did not provide any non-audit services in 2012.

The approximate aggregate fees billed or to be billed by Marcum LLP for audit services provided to the Company for 2012 and 2011 and billed related to other services provided during 2012 and 2011 were as follows:

Service Category	2012	2011
Audit Fees	$166,299	$138,631
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$166,299	$138,631

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services and reimbursement for out of pocket expenses for the audit of a company’s financial statements, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

To help ensure the independence of our independent registered public accounting firm, all audit and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, as a Committee or the Committee may delegate to one or more of its members the authority to grant the required approvals.

Independence Issues

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required and Board Recommendation

Ratification of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

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Submission of the appointment to stockholder approval is not required under applicable law. However, if our stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain Marcum LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditor at any time during the year ending December 31, 2013.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MARCUM LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2013 (ITEM 2 ON THE ENCLOSED WHITE PROXY CARD).

PROPOSAL THREE—ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

The Compensation Committee of the Board of Directors has the responsibility for evaluating and authorizing the compensation payable to our executive officers. The goal of our executive compensation program is to attract and retain qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.

Due to our limited resources, we only have one named executive officer: Lalit Dhadphale, our President and Chief Executive Officer. This executive has agreed to below market compensation in order to conserve the Company’s resources to support its development activities.

Objectives of our Executive Compensation Program

Our Compensation program for our executive officers is designed to achieve the following objectives:

•	attract, engage and retain talented and highly experienced executive officers;
•	motivate and reward executive officers whose knowledge, skills and performance contribute to our success;
•	encourage and inspire our executive officers to achieve key corporate strategic objectives and long-term goals; and
•	align the interests of our executives and stockholders by motivating executive officers to increase stockholder value.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary and long-term equity award in the form of stock options.

Base Salary

The Compensation Committee reviews the base salaries of our named executive officers at least annually. The annual base salaries of our named executive officers are reflected in the Summary Compensation Table. Due to our resource restrictions, our existing executive officer is currently being paid a below market salary. In addition, Mr. Dhadphale has chosen not to receive his base salary since January 1, 2013.

Long-Term Incentive Awards

The Compensation Committee favors long-term equity awards in the form of stock options. Our long-term equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

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Vote Required and Board Recommendations

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, of the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement.

We believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success. We believe that our current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

The Board is asking you to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders of HealthWarehouse.com, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in this proxy statement, including the compensation tables and related narrative discussion.”

Vote Required for Approval

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our named executive officers, they will consider our stockholders’ concerns and will evaluate what actions, if any, may be appropriate to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE EXCLOSED WHITE PROXY CARD).

PROPOSAL FOUR—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every year, every two years or every three years.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs each year is the most appropriate alternative for the Company at this time, and therefore, our Board recommends that you vote for annual advisory votes on executive compensation. The Board has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. However, as discussed above in Proposal Three, stockholders should note that because the timing of the advisory vote on executive compensation, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

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Vote Required and Board Recommendations

Please mark your proxy card to reflect your preference on this proposal or your decision to abstain. A plurality of votes cast on this proposal will determine the frequency selected by stockholders. Our Board of Directors recommends that you select one year as the frequency for the advisory vote on executive compensation. If you submit your proxy card but fail to select a preference, your shares will be treated as though you chose a frequency of one year on this proposal.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR (ITEM 4 ON THE ENCLOSED WHITE PROXY CARD).

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock and other classes of voting securities as of July 1, 2013 by: (a) each current director; (b) each executive officer; (c) all of our current executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock and other classes of voting securities.

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned (3)

5% or Greater Stockholders:

Karen Singer (4)	2,276,607	8.3%

Lloyd I. Miller III (5)	2,276,607	8.3%

John C. Backus and Todd L. Hixon Group(6)	2,336,596	8.9%

Janice Marra (7)	2,370,651	9.1%

Executive Officers and Directors:

Lalit Dhadphale (8)	4,163,290	15.8%

Youssef Bennani (9)	165,000	*

Matthew Stecker (10)	25,000	*

Joseph Savarino (11)	143,569	*

Ambassador Ned L. Siegel (12)	-	-

All executive officers and directors as a group (5 persons)	4,496,859	16.9%

* Less than 1.0%

(1)	The address of each officer and director is c/o HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042.

(2)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person. Also includes any shares the named person has the right to acquire within 60 days after July 1, 2013 by the exercise of any warrant, stock option, convertible note or other right. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3)	Applicable percentages are based on 25,920,907 shares of common stock outstanding on July 1, 2013, adjusted as required by rules promulgated by the SEC. Pursuant to SEC rules, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the calculation date pursuant to the exercise of outstanding stock options or warrants or the conversion of our outstanding preferred stock. Shares of common stock which may be acquired through exercisable stock options or warrants or the conversion of preferred stock are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group. There were 422,315 shares of Series B preferred stock outstanding on July 1, 2013, which shares are convertible into 3,471,428 shares of common stock, based on a conversion factor of approximately 8.22. There were 10,000 shares of Series C preferred stock outstanding on July 1, 2013, which shares are not convertible into shares of common stock.

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(4)	Includes 189,796 shares of Series B preferred stock convertible into 1,560,123 shares of common stock, based on a conversion factor of approximately 8.22. The securities described above are owned by HWH Lending, LLC, a Delaware limited liability company (“HWH”). HWH owns 44.9% of the Series B preferred stock outstanding as of July 1, 2013. Ms. Singer is the sole trustee of The Singer Children’s Management Trust (the “Trust”). The Trust is the sole member of HWH. As the trustee of the Trust, Ms. Singer has sole dispositive and voting power with respect to the securities owned by HWH. Ms. Singer’s address is 212 Vaccaro Drive, Cresskill, NJ 07626. The information in this Note 4 is based in part on information contained in the Schedule 13D/A Amendment No. 10 filed with the SEC by Karen Singer on May 31, 2013.

(5)	Includes 189,796 shares of Series B preferred stock convertible into 1,560,123 shares of common stock, based on a conversation factor approximately 8.22. The securities described above are owned by Milfam I L.P., a Georgia limited partnership (“Milfam L.P.”). Milfam L.P owns 44.9% of the Series B preferred stock outstanding as of July 1, 2013. Milfam LLC, an Ohio limited liability company (“Milfam LLC”) is the general partner of Milfam L.P. Mr. Miller is the manager of Milfam LLC. As the manager of Milfam LLC, Mr. Miller has sole dispositive and voting power with respect to the securities owned by Milfam L.P. Mr. Miller’s address is 222 Lakeview Avenue, Suite 160-365, West Palm Beach, FL 33401. The information in this Note 5 is based in part on information contained in the Schedule 13D/A Amendment No. 10 filed with the SEC by Lloyd I. Miller, III on May 31, 2013.

(6)	Consists of (i) 1,956,941 shares of common stock and warrants to purchase 257,544 shares of common stock owned by New Atlantic Venture Fund III, L.P., a Delaware limited partnership (“NAV”), (ii) 72,708 shares of common stock and warrants to purchase 9,568 shares of common stock owned by New Atlantic Entrepreneur Fund III, L.P., a Delaware limited partnership (“NAE”), (iii) 21,947 shares of common stock and warrants to purchase 2,888 shares of common stock owned by NAV Managers Fund, LLC, a Delaware limited liability company (“NAV Managers”), and (iv) 15,000 exercisable options owned by John C. Backus. In addition, NAV, NAE and NAV Managers own 9,539, 354 and 107 shares, respectively, of our Series C preferred stock, which ownership aggregates 100% of our outstanding Series C preferred stock as of July 1, 2013. Because the Series C preferred stock is not convertible into our common stock, it is not included in the above table. New Atlantic Fund III, LLC, a Delaware limited liability Company (“NAF”), is the general partner of NAV and NAE. Each of NAV, NAE and NAV Managers have shared voting and dispositive power over the shares owned by such entity.

John C. Backus is a managing member of NAV, NAE and NAF, and is a member of NAV Managers. As such, Mr. Backus has shared voting and dispositive power over the 2,321,596 shares owned in total by NAV, NAE, and NAV Managers. Mr. Backus also holds exercisable options to purchase 15,000 shares.

Todd L. Hixon is a managing member of NAV, NAE and NAF, and is a member of NAV Managers. As such, Mr. Hixon has shared voting and dispositive power over the 2,321,596 shares owned in total by NAV, NAE, and NAV Managers.

Scott M. Johnson is a managing member of NAV, NAE and NAF. As such, Mr. Johnson has shared voting and dispositive power over the 2,296,761 shares owned in total by NAV and NAE.

Thanasis Delistathis is a managing member of NAV, NAE and NAF. As such, Mr. Delistathis has shared voting and dispositive power over the 2,296,761 shares owned in total by NAV and NAE.

As the general partner of NAV and NAE, NAF has shared voting and dispositive power over the 2,296,761 shares owned in total by NAV and NAE.

The business address for NAV, NAE, NAV Managers, NAF, John C. Backus, Todd C. Hixon, Scott M. Johnson and Thanasis Delistathis is 11911 Freedom Drive, Suite 1080, Reston, VA 20190.

The information in this Note 6 is based in part on the information contained in the Schedule 13D/A Amendment No. 5 filed with the SEC by the John C. Backus and Todd L. Hixon group on May 7, 2013.

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(7)	Consists of (i) 2,177,207 shares of common stock, (ii) 18,321 shares of Series B preferred stock which are convertible into 150,598 shares of common stock, based on a conversion factor of approximately 8.22, and (iii) warrants to purchase 42,846 shares of common stock. Ms. Marra has sole dispositive and voting power with respect to 2,157,392 shares, and shared dispositive and voting power with Ralph Marra with respect to 4,029 shares. Ralph Marra has sole dispositive and voting power with respect to 209,230 shares, and shared dispositive and voting power with Janice Marra with respect to 4,029 shares. Excludes 45,000 shares held in Trust for Janice and Ralph Marra’s minor children. The business address for Ms. And Mr. Marra is 5 Post Road, Rumson, NJ 07760. The information contained in this Note 7 is based in part on the information contained in the Schedule 13G filed with the SEC by Ms. and Mr. Marra on February 14, 2013.

(8)	Includes stock options to purchase 416,666 shares of common stock. Does not include stock options to purchase 333,334 shares of common stock that are not exercisable within 60 days after July 1, 2013. On February 1 and 6, 2013, the Company completed private placements of a total of 3,501,975 units at a price of $1.00 per unit, with each unit consisting of one share of common stock and warrants to purchase three shares of common stock at an exercise price of $0.25 per share. In connection with the private placements, Mr. Dhadphale entered into repurchase agreements with each other purchaser of units, pursuant to which he agreed to repurchase, subject to certain conditions, one-half of each holder’s units at a purchase price of $1.00 per unit if the total price of the common stock is less than $0.25 per share on five consecutive trading days at any time within one year of February 1, 2013. As of July 1, 2013, the repurchase requirement had not been triggered, and the above table does not include any shares of common stock or warrants underlying units held by other persons.

(9)	Includes stock options to purchase 165,000 shares of common stock. Does not include stock options to purchase 15,000 shares of common stock that are not exercisable within 60 days after July 1, 2013.

(10)	Includes stock options to purchase 25,000 shares of common stock. Does not include stock options to purchase 20,000 shares of common stock that are not exercisable within 60 days after July 1, 2013.

(11)	Includes stock options to purchase 25,000 shares of common stock. Does not include stock options to purchase 20,000 shares of common stock that are not exercisable within 60 days after July 1, 2013.

(12)	Does not include stock options to purchase 100,000 shares of common stock that are not exercisable within 60 days after July 1, 2013.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of HealthWarehouse.com, Inc. with respect to the Company’s audited financial statements for the year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K, filed with the SEC on July __, 2013. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of one director, who is an “independent director” as defined in the SEC’s rules relating to the independence standards for members of the Audit Committee. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Marcum LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee is expected to review and discuss the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee is expected to meet with Marcum LLP to review the financial statements for the year ended December 31, 2012 when completed. The Audit Committee will discuss with a representative of Marcum LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with Marcum LLP, with and without management present, to discuss the overall scope of Marcum LLP’s audit, the results of its examination and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and letter from Marcum LLP required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Marcum LLP its independence, and satisfied itself as to the independence of Marcum LLP.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee is expected to recommend to the Board of Directors that the audited financial statements for the year ended December 31, 2012 when completed be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Submitted by the following member of the Audit Committee:

AUDIT COMMITTEE

Youssef Bennani, Chair

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary compensation information for 2012 and 2011 for our Chief Executive Officer and for our last Chief Financial Officer during the years shown. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of 10% of their total annual compensation.

Summary Compensation Table

					All Other
Name and		Salary	Bonus	Option Awards	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)	($)
Lalit Dhadphale (2)	2012	265,534	83,750	0	0	349,284
President and Chief Executive Officer	2011	250,000	83,750	891,569	0	1,225,319

Eduardo Altamirano (3) Chief Financial Officer, Treasurer and Secretary	2012	59,601		1,182,925	0	1,242,526

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718. For a discussion of the assumptions used to establish the valuation of the stock options, reference is made to Note 10 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s 2012 Annual Report on Form 10-K.
(2)	Mr. Dhadphale ceased receiving a salary beginning January 1, 2013 in order to conserve the Company’s resources to support its development activities.
(3)	Mr. Altamirano joined the Company in May 2012, was appointed Chief Financial Officer on September 24, 2012 and resigned effective April 15, 2013. All of his stock options expired upon his resignation.

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Narrative to Summary Compensation Table and Outstanding Equity Awards Table

The goal of our executive compensation program is to attract and retain qualified individuals and motivate those individuals to perform at the highest of professional levels and to contribute to our growth and success. Due to our limited resources, we currently have only one named executive officer: Lalit Dhadphale, our President, Chief Executive Officer and Chairman of the Board of Directors. He has agreed to below market compensation and elected not to receive a salary beginning January 1, 2013 in order to conserve the Company’s resources to support its development activities. Pursuant to the rules of the SEC, we have also included the compensation information for Eduardo Altamirano, our former Chief Financial Officer, who resigned in April 2013.

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary and long-term equity awards in the form of stock options.

Base Salary: The Compensation Committee or the Board reviews the base salaries of our named executive officers at least annually. The annual base salary of our named executive officer is reflected in the Summary Compensation Table. Due to our resource restrictions, our existing executive officer’s base salary is below market and he has elected not to receive his base salary since January 1, 2013.

Long-Term Incentive Awards: The Board has a policy to issue long-term equity awards in the form of stock options. Our long-term equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

Outstanding Equity Awards at Year-End

The table below sets forth information concerning stock options outstanding at December 31, 2012 for the executive officers named in the Summary Compensation Table. None of the executive officers shown hold any stock awards at December 31, 2012.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

	Number of		Number of Securities
	Securities Underlying		Underlying Unexercised		Option Exercise
	Unexercised Options (#)		Options (#)		Price	Option
Name	Exercisable		Unexercisable		(1)($)	Expiration Date

Lalit Dhadphale
Chief	250,000	(2)	—		2.20	5/20/14
Executive	166,667	(3)	83,333	(3)	3.03	10/14/15
Officer and President	—		250,000	(4)	3.80	8/31/16

Eduardo Altamirano	—		250,000	(5)	4.95	10/15/22
Chief Financial Officer and Treasurer

(1)	Based upon the fair market value on the day preceding the date of grant.

(2)	All options are fully vested.

(3)	Options vested 33⅓% on each of October 14, 2011 and October 14, 2012 and then vest 33⅓% on October 14, 2013.

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(4)	Options vest on the effective date Mr. Dhadphale personally provides certain credit support for a pending economic development loan to the Company from the Commonwealth of Kentucky.

(5)	Options were scheduled to vest 33⅓% on each of October 15, 2013, October 15, 2014 and October 15, 2015. Mr. Altamirano resigned effective April 15, 2013, and his options were terminated as a result.

Employment Agreements

None of our employees are subject to employment agreements with us. We intend to enter into an employment agreement with Lalit Dhadphale, our President and Chief Executive Officer, in the future.

Severance and Change in Control Arrangements

We do not have any agreements or arrangements providing for payments to any of our officers and directors in the event of a change in control or termination.

CERTAIN RELATIONSHIPS AND RELATED MATTERS

Related Party Transactions

Our Audit Committee will review and discuss with management potential transactions with related parties. Related party transactions requiring Audit Committee approval include transactions that are significant in size and transactions that involve terms or aspects that differ from those which would be entered into between independent parties. As part of the Board’s plan to remediate the weaknesses in our internal controls and improve the quality of our policies and procedures, the Company intends to adopt a more robust formal written policy on related party transactions. Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law.

Between June 2009 and April 2012, an employee who is the son of the managing member of Cape Bear, received advances from the Company in various forms. In April 2012, this employee voluntarily resigned from the Company. At the height, the balance of these advances totaled $391,468 including interest. Principal repayments towards the outstanding advances aggregating $235,000 have been made during 2012. Previously included in accounts receivable, the outstanding amount was reclassified under Stockholders’ Deficiency as the Company determined to exercise its rights associated with a pledge agreement for 42,860 shares of common stock. As of December 31, 2012, the Company established a $137,610 reserve for the unsecured balance such that the carrying value of these advances was $18,858. The Company also provided fulfillment services at no charge to a business partly owned by a member of his household. The Company’s Board of Directors determined that not all of these advances were approved in accordance with the Company’s policy on related party transactions, documented appropriately or recorded correctly in the Company’s accounting system. As a result, the Company was not able to monitor the outstanding amount of these advances on a continuous basis. The individual agreed to repay the remaining balance with interest based on prime rate on the first business day of the calendar quarter.

During the year ended December 31, 2012, Mr. Bennani was paid $93,800 for general financial and business consulting. Mr. Bennani has not performed any consulting services for the Company in 2013.

From March 2011 to April 2013, Caren Braun Backus, Vice President of AH&T Insurance and wife of a director, served as the agent for the Company's D&O insurance. During the years ended December 31, 2012 and 2011, the Company recorded insurance premium expense of $47,930 and $29,834, respectively.

Compensation Committee Interlocks and Insider Participation

During 2012 and through the date of this proxy statement, none of the members of our Compensation Committee was or is an officer or employee of the Company, had or has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

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Communications with the Board of Directors

Stockholders are invited to communicate to the Board or its committees by writing to: HealthWarehouse.com, Inc., Chairman of the Board of Directors or the Chair of a Board committee, 7107 Industrial Road, Florence, Kentucky, 41042. All such stockholder communications will be forwarded to the specific director or directors to whom the communications are addressed.

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

In addition to HealthWarehouse.com, Inc., which is deemed to be a “participant” on our solicitation of proxies and which is located at 7107 Industrial Road, Florence, Kentucky 41042, the following sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2013 Annual Meeting.

Directors and Nominees

Unless otherwise set forth below, the principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal One—Election of Directors” of this proxy statement. The names and principal business addresses of the company or other organization in which the principal occupations or employment of the directors is carried on is set forth below:

Youssef Bennani, c/o Healthwarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042

Lalit Dhadphale, c/o Healthwarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042

Joseph Savarino, c/o Healthwarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042

Ambassador Ned L. Siegel, c/o Healthwarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042

Officers and Employees

The principal occupations of our executive officer and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company or one of its subsidiaries, and the business address for each person is HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042.

Lalit Dhadphale, President and Chief Executive Officer

Information Regarding Ownership of the Company

The number of shares of our common stock held by our directors and named executive officers as of July 1, 2013 is set forth under the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT’ section of the proxy statement.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years.

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Shares of Common Stock Purchased or Sold (7/1/11 – 7/1/13)

Name	Date	# of Shares	Transaction Description

Youssef Bennani		None

Lalit Dhadphale	2/01/2013	500,000	Private Offering Purchase
	3/18/2013	1,283,237	Acquisition – Cashless Exercise of Warrants

Joseph Savarino	08/11/2011	8,621	Private Offering Purchase

Ned L. Siegel		None

Miscellaneous Information Concerning Participants

Except as described in this section or otherwise disclosed in the proxy statement, to the Company’s knowledge:

•	No participant owns any securities of the Company of record that such participant does not own beneficially.

•	No participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•	No associate of any participant owns beneficially, directly or indirectly, any securities of the Company. No participant own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

•	Except as set forth in this section and the proxy statement, no participant nor any associate of a participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant or any related person thereof had or will have a direct or indirect material interest.

•	Except as set forth in this section and the proxy statement, no participant, nor any associate of a participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any further transactions to which the Company or any of its affiliates will or may be a party.

•	No participant that is an executive officer of the Company has any agreement or understanding, whether written or unwritten, with the Company concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company.

OTHER MATTERS

Complaints Filed by HWH Lending and Milfam

In a Loan and Security Agreement dated November 9, 2010 and the 7% Convertible promissory notes issued thereunder (the “2010 Loan Documents”), the Company borrowed $1 million from HWH Lending and Milfam I L.P. In a Loan and Security Agreement dated September 2, 2011 and 7% Promissory Notes issued thereunder (the “2011 Loan Documents”), the Company borrowed an additional $2 million from HWH Lending and Milfam. The Company’s obligations under the 2010 Loan Documents and the 2011 Loan Documents were secured by a first-priority security interest in substantially all the assets of the Company and its subsidiaries, including inventory and the equipment the Company uses to fill prescriptions (the “Collateral”).

On December 31, 2012, the Company failed to make the required payments of $1 million in principal and approximately $180,000 in accrued interest due to HWH Lending and Milfam under the Loan Documents.

In a letter dated December 31, 2012, HWH Lending and Milfam stated that (i) all amounts owed by the Company to these lenders under the Loan Documents were due immediately, (ii) the Company was in violation of certain covenants in the Loan Documents, including the covenants prohibiting the incurrence of certain additional indebtedness by the Company, and (iii) the lenders intended to pursue all rights and remedies available to them and to take all actions necessary to enforce such rights therein.

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On January 15, 2013, the Company failed to make required payments of $2 million in principal and approximately $193,000 in accrued interest under its 2011 Loan Documents. In a letter dated January 15, 2013, HWH Lending and Milfam made statements similar to those in their December 31, 2012 letter relating to the 2011 Loan Documents.

On January 16, 2013, the Company received a notice from HWH Lending and Milfam informing the Company that the lenders intended to make a sale of certain of the Collateral under Article 9 of the New York Uniform Commercial Code on February 15, 2013. An Article 9 sale of the Company’s equipment or inventory may have prevented the Company from filling customer orders, and if the Company was unable to fill customer prescriptions, it would have been required by law to provide those prescriptions to other pharmacies. In addition, the Company’s suppliers and other vendors may have been unwilling to provide it goods and services until the Company had satisfied obligations under the 2011 Loan Documents and the 2010 Loan Documents.

On February 1, 2013, the Company applied substantially all the proceeds of a private placement of securities to satisfy the obligations under the 2010 Loan Documents and 2011 Loan Documents in full.

Once the Company’s obligations under the 2010 Loan Documents and 2011 Loan Documents were satisfied and the documents terminated, HWH Lending and Milfam, as holders of Series B preferred stock and common stock, sent a series of letters dated February 12 and 25 and March 1, 2013 alleging that the Company was in violation of various obligations under financing agreements and in violation of certain provisions of the Delaware General Corporation Law by, among other things, failing to hold an annual meeting of stockholders in 2012.

On March 20, 2013, HWH Lending and Milfam filed a verified complaint in the Court of Chancery of the State of Delaware to compel an annual meeting of stockholders and filed a motion to expedite the proceedings. At the time of the filing, HWH Lending and Milfam knew the Company was working to complete its Form 10-K for the year 2012 and annual report, which would benefit all stockholders, and could not hold the Company’s annual meeting in spring 2013.

On March 26, 2013, despite all of their actions described above, HWH Lending and Milfam offered the Company a financing proposal, offering to loan the Company $1.5 million at 7% per annum with several other terms, including that “[t]he Board of the Company shall be reconstituted in a manner acceptable to the Investors [HWH Lending and Milfam]”.

The Company declined the financing proposal of HWH Lending and Milfam, and the Company’s Board unanimously approved another transaction wherein the Company obtained $500,000 in financing from another source.

On May 7, 2013, a putative shareholder derivative action was filed by HWH Lending in the Court of Chancery of the State of Delaware against the Company and directors Lalit Dhadphale, Youssef Bennani and Joseph Savarino alleging claims for breach of fiduciary duty, entrenchment and corporate waste. The derivative complaint seeks unspecified compensatory damages and other relief. The complaint alleges claims for breach of fiduciary duty, entrenchment and corporate waste arising out of the alleged failure to conduct annual meetings, SEC filing obligations, advances to a former employee and a $500,000 secured loan to the Company which the entire board of directors approved. The derivative complaint seeks unspecified compensatory damages and other relief. The Company and the individual defendants believe that the allegations stated in the complaint are without merit and they intend to vigorously defend the lawsuit.

Special Committee to Investigate Shareholder Demands

On April 23, 2013, the Company’s Board of Directors formed a Special Committee, chaired by Youssef Bennani, a director and Chairman of the Company’s Audit Committee, to investigate certain shareholder demands. Since March 1, 2013, the Company has received three letters from stockholders alleging certain breaches of fiduciary duties by directors of the Company and demanding that the Company commence investigations of the alleged conduct.

On March 1, 2013, the Company received a letter on behalf of the holders of the Company’s Series B Preferred Stock (“Preferred Holders”) alleging that a convicted felon appears to be a consultant to the Company, owe the Company money, and exercise control over the Company. On March 8, 2013, the Company received a letter on behalf of shareholder Wayne Corona alleging that two directors, Matthew Stecker and John Backus, breached their fiduciary duties and demanding that the Company investigate legal claims against those directors. The letter alleges that the director designee of the holders of the Company’s Series B Preferred Stock and the director designee of New Atlantic Ventures Fund III, L.P. (“NAV”) acted in concert to attempt to scuttle the Company’s recent financing plan. The letter also alleged that the director designee of the Preferred Holders and the director designee of NAV sought to prevent the Company from paying back its lenders in 2010 and 2011. On March 18, 2013, the Company received a letter on behalf of the two directors denying the allegations and stating there was no proper basis for launching an investigation. On March 27, 2013, a letter on behalf of Messrs. Backus and Stecker, in their capacities as directors and stockholders, demanded that the Company (i) investigate alleged breaches of confidentiality and fiduciary duties by the Company’s President and CEO and two other directors in connection with the purported shareholder demand letter of Mr. Corona dated March 8, 2013, and (ii) assert related claims against those individuals. The letter also asserted that the director constituting the special committee, Youssef Bennani, is subject to alleged conflicts of interest that disqualify him from serving on any proposed special committee to evaluate the pending shareholder demands.

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The Special Committee has retained the law firm of Morrison & Foerster to conduct the investigation and advise the Special Committee.

Solicitation of Proxies; Expenses

The cost of soliciting proxies on behalf of your Board of Directors will be borne by the Company. The Company has retained AST Phoenix Advisors “(“Phoenix”), a proxy solicitation firm, in conjunction with the Annual Meeting and will pay Phoenix a fee of $20,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Phoenix expects that approximately 15 of its employees will assist in the solicitation. Our directors and executive officers may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone, by facsimile transmission or by other electronic means. The Company may also solicit stockholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website at www.healthwarehouse.com. No additional compensation will be paid to our directors, executive officers or employees for such services. Information relating to the Company’s directors and executive officers who are considered “participants” in our solicitation under SEC rules is set forth above under “Information Concerning Participants in the Company’s Solicitation of Proxies.” The Company contemplates that brokerage houses, banks and other custodians or nominees will forward this Proxy Statement to the beneficial owners of the Company’s capital stock held of record by those persons, and the Company will reimburse them for their reasonable expenses incurred in this process.

We estimate we may incur approximately $______ of expenses in furtherance of, and in connection with, this solicitation, approximately $_______ of which has been incurred to date. These expenses include attorney fees, printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC, the preparation of additional solicitation materials, the fees of Phoenix and the costs of reimbursing record holders for forwarding our materials to the beneficial owners of our outstanding stock. This estimate does not include any costs associated with any potential litigation that may arise in connection with the proxy solicitation. In addition, the actual amount of expense we may incur could be materially different from what we currently estimate, depending on possible actions that might be taken by HWH Lending and Milfam in connection with the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act must be directed to the Corporate Secretary, HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042 and must be received by March 12, 2014. In order for proposals of stockholders made outside of Rule 14a-8 promulgated under the Exchange Act to be considered “timely” for consideration at the 2014 annual meeting under our Amended and Restated Bylaws, such proposals must be received by the Corporate Secretary at the above address by May 26, 2014 and must comply with the informational requirements of our Amended and Restated Bylaws. However, in the event that the 2014 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2013 Annual Meeting, notice for a shareholder proposal under Rule 14a-8 must be received a reasonable time before the Company begins to print and send its proxy materials for the 2014 annual meeting. Shareholder proposals for consideration at the 2014 annual meeting submitted outside of Rule 14a-8 under the Company’s Amended and Restated Bylaws must be received not later than the close of business on the later of (i) the 90th day before the 2014 annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

ANNUAL REPORTS

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended December 31, 2012, accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 will also be made available when completed (without exhibits), free of charge, to stockholders upon written request to HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042, Attention: Corporate Secretary. The Annual Report to Stockholders is not a part of this proxy statement.

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OTHER BUSINESS

We are not aware of any other matter to be acted upon at the Annual Meeting other than the matters described above in this proxy statement. If any other matter or matters are properly brought before the Annual Meeting or any postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the proxies named therein. The proxies will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer and
Principal Financial Officer

Florence, Kentucky

July __, 2013

27

Preliminary Copy

ANNUAL MEETING OF STOCKHOLDERS OF

HEALTHWAREHOUSE.COM, INC.

August 15, 2013

Please sign, date and mail your proxy card in the

envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided.↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND OF “EVERY YEAR” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. To elect as Directors the following four nominees: Lalit Dhadphale, Youssef Bennani, Joseph Savarino and Ambassador Ned L. Siegel.	Proposal to ratify the appointment of Marcum LLP as independent registered public accounting firm of the Company for the year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	Proposal to adopt a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in the proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write in the name of each nominee you wish to withhold below.	Non-binding advisory vote on the frequency of future advisory votes on executive compensation.	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
		☐	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF YOUR BOARD’S NOMINEES; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013; (3) FOR THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT; (4) FOR THE OPTION OF “EVERY YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION; AND (5) IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

I PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HEALTHWAREHOUSE.COM, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of HealthWarehouse.com, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July __, 2013, and hereby appoints Lalit Dhadphale and Donna Quinones or either of them, as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2013 Annual Meeting of Stockholders of HealthWarehouse.com, Inc. to be held on August 15, 2013 at 11:00 a.m. (EDT) at HealthWarehouse.com, Inc.’s offices located at 7107 Industrial Road, Florence, Kentucky 41042, and at any postponement or adjournment thereof, and to vote all shares of common stock and preferred stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and in their discretion with respect to such other business as may properly come before such Annual Meeting or at any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 15, 2013. This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2012 when completed as well as driving directions to the Annual Meeting are available on our website at www.healthwarehouse.com under the tab “_________________.”

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)